U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                September 1, 2000
           ----------------------------------------------------------
                Date of Report (date of earliest event reported)



                       PLAY CO. TOYS & ENTERTAINMENT CORP.
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              Exact Name of Registrant as Specified in its Charter

               Delaware                                0-25030                              95-3024222
  -----------------------------------    -----------------------------------    ----------------------------------
    State or Other Jurisdiction of              Commission File Number          IRS Employer Identification Number
             Incorporation







                550 Rancheros Drive, San Marcos, California 92069
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                     Address of Principal Executive Offices




                                 (760) 471-4505
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               Registrant's Telephone Number, Including Area Code

Item 1.  CHANGES IN CONTROL OF REGISTRANT




         Play Co. Toys & Entertainment Corp., a Delaware corporation (the "Company" or "Registrant"), entered into a Stock Purchase Agreement, dated as of September 1, 2000 (the "Agreement"), with DIG Financial Corp., a British Virgin Islands corporation ("DIG"). The Agreement provides for the sale of an aggregate of 26,315,789 shares of the Company"s authorized but unissued shares of Common Stock ("Play Co. Stock") to DIG in exchange for 1,086,957 Ordinary 1p shares ("Ordinary Shares") of American Telecom, PLC ("American Telecom"), owned by DIG. American Telecom is a corporation formed under the laws of The United Kingdom. American Telecom Ordinary Shares are traded on OFEX, an off-exchange share matching and trading facility enabling London Stock Exchange member firms to deal in securities of unlisted and unquoted companies.

         On the date of the Agreement, the Play Co. Stock and the 1,086,957 Ordinary Shares of American Telecom ("American Telecom Stock") each had an aggregate market value of approximately U.S. $5 million, calculated based on an approximate 30-day trading average of each security prior to such date, as reported by the Over the Counter Bulletin Board and OFEX, respectively. The sale of the Play Co. Stock was made in reliance upon the exemption from registration provisions of the Securities Act of 1933, as amended, afforded by Section 4(2) thereof and as such are "restricted securities." The American Telecom Stock is freely tradable on OFEX.

         As of the date of the Agreement, the Company had 56,217,377 issued and outstanding shares of Common Stock, $.01 par value. After giving effect to the issuance of the Play Co. Stock DIG owns approximately 32% of the aggregate of 82,533,166 issued and outstanding shares of the Company"s Common Stock.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements:  None

         (b)      Pro Forma Financial Information:  None

         (c)      Exhibits:

          10 Stock Purchase Agreement by and between the Company and DIG Financial Corp., dated as of September 1, 2000.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PLAY CO. TOYS & ENTERTAINMENT CORP.


Dated: September 15, 2000               By: /s/ Richard Brady
                                                Richard Brady, President